As filed with the Securities and Exchange Commission on May 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aileron Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4196017
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

281 Albany Street Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

2017 Stock Incentive Plan

(Full Title of the Plan)

Joseph A. Yanchik III

President and Chief Executive Officer

Aileron Therapeutics, Inc.

281 Albany Street

Cambridge, MA 02139

(Name and Address of Agent For Service)

(617) 995-0900

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	588,953 shares(2)	$5.25(3)	$3,092,003.25(3)	$384.95

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 588,953 additional shares issuable under the 2017 Stock Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on May 7, 2018.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed for the purpose of registering the offer and sale of an additional 588,953 shares of common stock, $0.001 par value per share, of Aileron Therapeutics, Inc. (the “Registrant”) to be issued under the Registrant’s 2017 Stock Incentive Plan. In accordance with General Instruction E to Form S-8, this registration statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 has previously been filed and is effective. Accordingly, this registration statement incorporates by reference the contents of the Registrant’s registration statement on Form S-8 (File No. 333-219158), filed with the Securities and Exchange Commission on July 5, 2017 by the Registrant, relating to the Registrant’s 2006 Stock Incentive Plan, 2016 Stock Incentive Plan, 2017 Stock Incentive Plan and 2017 Employee Stock Purchase Plan.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38130) filed with the Securities and Exchange Commission on July 5, 2017)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38130) filed with the Securities and Exchange Commission on July 5, 2017)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

99.1	2017 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-218474) filed with the Securities and Exchange Commission on June 19, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on this 9th day of May, 2018.

AILERON THERAPEUTICS, INC.

By:	/s/ Joseph A. Yanchik III
Joseph A. Yanchik III
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Aileron Therapeutics, Inc., hereby severally constitute and appoint Joseph A. Yanchik III and Donald V. Dougherty and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aileron Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph A. Yanchik III Joseph A. Yanchik III	President, Chief Executive Officer and Director (principal executive officer)	May 9, 2018

/s/ Donald V. Dougherty Donald V. Dougherty	Senior Vice President, Chief Financial Officer (principal financial officer and principal accounting officer)	May 9, 2018

/s/ Jeffrey A. Bailey Jeffrey A. Bailey	Chairman of the Board of Directors	May 9, 2018

/s/ Reinhard J. Ambros, Ph.D. Reinhard J. Ambros, Ph.D.	Director	May 9, 2018

/s/ Scott B. Kapnick Scott B. Kapnick	Director	May 9, 2018

/s/ John H. McArthur, Ph.D. John H. McArthur, Ph.D.	Director	May 9, 2018

/s/ Jodie P. Morrison Jodie P. Morrison	Director	May 9, 2018

/s/ Armen B. Shanafelt, Ph.D. Armen B. Shanafelt, Ph.D.	Director	May 9, 2018

/s/ Caleb Winder Caleb Winder	Director	May 9, 2018